UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008
CCFNB BANCORP, INC,
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-19028	23-2254643

(State or other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

232 East Street, Bloomsburg, Pennsylvania	17815

(Address of Principal Executive Office)	(Zip Code)
(570) 784-4400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
          On July 18, 2008, the merger of Columbia Financial Corporation, Bloomsburg, Pennsylvania (“CFI”), with and into the Registrant was consummated. CFC was the parent company of First Columbia Bank & Trust Company, Bloomsburg, Pennsylvania (“First Columbia”), which was a wholly-owned subsidiary of CFC. As of June 30, 2008, First Columbia had approximate assets of $327,784,000, deposits of $267,334,000, other liabilities of $5,493,000, and purchase agreements of $23,948,000, overnight borrowings of $9,060,000 and shareholders equity of $21,949,000. On July 18, 2008, the Registrant’s wholly-owned subsidiary, Columbia County Farmers National Bank, Bloomsburg, Pennsylvania, was merged with and into First Columbia.
          The result of the above mergers is that the Registrant currently holds, as a wholly-owned subsidiary, First Columbia, with approximate pro forma combined assets of $575,063,000, deposits of $441,677,000 and other liabilities and stockholders equity of $133,386,000 as of June 30, 2008.
          Pursuant to the merger of the Registrant and CFC, stockholders of CFC will receive for each CFC share of common stock held 0.7200 of a share of the Registrant’s common stock. Cash will be paid to CFC stockholders in lieu of any fractional shares.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
          As a result of the merger of Columbia Financial Corporation (“CFC”) with and into the Registrant on July 18, 2008, the Registrant became the successor to CFC, and, therefore, entered into a First Supplemental Indenture, dated as of July 18, 2008, with respect to the Columbia Financial Statutory Trust I pursuant to which the Registrant assumed the CFC obligations to pay interest and principal as such sums become due and payable under U.S. $4,640,000 of Junior Subordinated Debt Securities (“trust preferred securities”) and to perform and observe each and every covenant and condition under such indenture.
          The payments of interest on the trust preferred securities occurs on March 15, June 15, September 15 and December 15 of each year (“interest payment dates”) and is based on the following floating interest rate equal to the 3-month LIBOR on the second London banking day preceding the interest payment dates plus 1.75% on a 360-day basis for the actual number of days for the respective quarter.
          The Registrant has the right to call these trust preferred securities for redemption at face value, after December 15, 2011.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFCIERS
     (c) Pursuant to Section 5.16 and Schedule 5.16 of the Agreement and Plan of Reorganization, dated as of November 29, 2007, between the Registrant and Columbia Financial Corporation (the “Plan of Reorganization”), on the Effective Date of the merger contemplated in such plan, i.e., July 18, 2008, the Board of Directors of Registrant appointed Glenn E. Halterman, as the Chairman of the Board, and Shirley K. Alters as the Chief Financial Officer, of the Registrant. Mr. Halterman was the former Chairman of the Board of Directors and Ms. Alters was the former Acting President and Chief Financial Officer of Columbia Financial Corporation which merged with and into the Registrant on July 18, 2008.
     On July 18, 2008, the Registrant entered into an employment agreement with Ms. Alters, a copy of which is set forth at Annex H to Exhibit 1 of the Registrant’s joint proxy statement/prospectus filed on Form S-4 (No. 333-149690) and is incorporated by reference in its entirety into this current report.
     In addition, on July 18, 2008, Lance O. Diehl, the President and Chief Executive Officer, and Edwin A. Wenner, the Chief Operating Officer, of the Registrant, entered into releases of their former employment agreements with the Registrant and into new employment agreements with the Registrant, copies of their respective releases and new employment agreements are set forth at Schedule 5.7(d) and Annexes F and G of Exhibit 1 to the Registrant’s joint proxy statement/prospectus on Form S-4 (No. 333-149690) and are incorporated by reference in their entirety into this current report.
     (d) Pursuant to Section 5.16 and Schedule 5.16 of the Plan of Reorganization, on July 18, 2008, the Board of Directors of the Registrant appointed the former directors of Columbia Financial Corporation to the following classes of directors:
Class 1 whose term expires in 2011
William Gittler, Jr.
Steven H. Shannon
Class 2 whose term expires in 2009
Robert W. Dillen
Mary Ann B. Naugle
Andrew B. Pruden
Class 3 whose term expires in 2010
Glenn E. Halterman
Joanne I. Keenan
Charles B. Pursel

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     (a) Pursuant to Section 5.16 and Schedule 5.16 of the Plan of Reorganization, effective July 18, 2008, the Registrant amended Section 10.3 of its Bylaws to remove Charles B. Pursel, a newly-appointed director, from the maximum age disqualification provision.
ITEM 8.01 OTHER EVENTS
     Pursuant to Section 5.16 and Schedule 5.16 of the Plan of Reorganization, the Board of Directors of the Registrant increased the quarterly cash dividend per share of the outstanding common stock to $0.23 to be effective with respect to the first quarterly cash dividend having a record date occurring after July 18, 2008.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
a)	Financial States of Business Acquired — NA

b)	Pro Forma Financial Information — NA

c)	Shell Company Transaction — NA

d)	Exhibits

Exhibit Number	Description

5.03(a)	Section 10.3 of the Bylaws of the Registrant, as amended on July 18, 2008

99.1	Form of Press Release Announcing the completion of the merger of Columbia Financial Corporation with and into CCFNB Bancorp, Inc. and the merger of Columbia County Farmers National Bank with and into First Columbia Bank & Trust Company
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8- to be signed on its behalf by the undersigned, thereunto duly authorized.

CCFNB Bancorp, Inc.
(Registrant)

Dated: July 22, 2008

/s/ Lance O. Diehl
Lance O. Diehl
President and Chief Executive Officer

INDEX TO EXHIBITS

Description		Page
5.03(a)	Section 10.3 of the Bylaws of the Registrant, as amended on July 18, 2008	E-1

99.1	Form of Press Release Announcing the completion of the merger of Columbia Financial Corporation with and into CCFNB Bancorp, Inc. and the merger of Columbia County Farmers National Bank with and into First Columbia Bank & Trust Co.	E-2